Power of Attorney

I, Richard Kuntz, M.D., 710 Medtronic Parkway, Minneapolis,
MN 55432-5604 do hereby appoint:

Terrance L. Carlson, Senior Vice President, General Counsel and Corporate Secretary
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

Gary A. Nelson, Vice President, Risk Management and
Chief Compliance Officer
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

Neil P. Ayotte, Senior Legal Counsel
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4, and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name on this 7th day of October, 2005.

/s/ Richard Kuntz, M.D.
Richard Kuntz, M.D.

/s/ Terrance L. Carlson
Terrance L. Carlson

/s/Gary A. Nelson
Gary A. Nelson

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ Keyna P. Skeffington
Keyna P. Skeffington

STATE OF MINNESOTA      )
COUNTY OF ANOKA   )

The foregoing instrument was acknowledged before me this 7th day of October
2005.

/s/ Julie Ann Scrivner
Julie Ann Scrivner